Exhibit 4.3

EXECUTION VERSION

sixth SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of November 21, 2023, among Spirit AeroSystems, Inc., a Delaware corporation (the “Company”), Spirit AeroSystems Holdings, Inc., a Delaware corporation (“Holdings”), Spirit AeroSystems North Carolina, Inc., a North Carolina corporation and a subsidiary of the Company (“Spirit NC”, and together with Holdings, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, Holdings, certain subsidiaries of the Company and the Trustee entered into the Indenture, dated as of June 1, 2016 (as supplemented by the Supplemental Indenture, dated as of December 5, 2016, the Second Supplemental Indenture, dated as of February 24, 2020, the Third Supplemental Indenture, dated as of April 17, 2020, the Fourth Supplemental Indenture, dated as of October 5, 2020 and the Fifth Supplemental Indenture, dated as of November 23, 2022, the “Indenture”), providing for the issuance of the Company’s 3.850% Senior Notes due 2026 (the “Notes”);

WHEREAS, on the date hereof, pursuant to an indenture, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity, the “New Notes Collateral Agent”), the Company intends to issue new senior secured notes (the “New Notes”) that will be secured on a second-priority basis by Liens on certain assets of the Company and the Guarantors;

WHEREAS, in connection with the grant of security for the obligations under the New Notes (the “New Notes Obligations”), Holdings desires to secure the Notes on an equal and ratable basis as the New Notes solely to the extent required to do so under the Indenture;

WHEREAS, pursuant to a security and pledge agreement dated on the date hereof (the “New Notes Security Agreement”), the Company and the Guarantors will grant to the New Notes Collateral Agent on behalf of the holders of the New Notes certain Liens (collectively, “New Notes Liens”) on certain assets of the Company and the Guarantors described in the New Notes Security Agreement (the “New Notes Collateral”) as security for the New Notes Obligations, and the Company and the Guarantors will also grant to the New Notes Collateral Agent on behalf of the Holders of the Notes and the Trustee (together with the other holders of Secured Obligations (as such term is defined in the New Notes Security Agreement), the “New Notes Secured Parties”) liens on the same collateral as the New Notes Liens (the “Second Lien Notes Liens”) as security for the obligations of the Company and the Guarantors under the Notes and the Indenture in accordance with Section 4.08 of the Indenture;

WHEREAS, Section 9.01(h) of the Indenture provides that the Company and the Trustee are authorized to execute and deliver indentures supplemental to the Indenture without the consent of any Holders to, among other things, secure the Notes; and

WHEREAS, the Company hereby requests that the Trustee join in the execution and delivery of this Sixth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.            DEFINITIONS IN SIXTH SUPPLEMENTAL INDENTURE. All terms contained in this Sixth Supplemental Indenture that are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires.

2.            ACKNOWLEDGMENT OF LIENS. The Trustee hereby acknowledges:

the granting of the Second Lien Notes Liens on the New Notes Collateral to the New Notes Collateral Agent, for the benefit of the Trustee and the Holders pursuant to the New Notes Security Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes and the Indenture on an equal and ratable basis with the New Notes Obligations and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the New Notes Security Agreement pursuant to which such Second Lien Notes Liens on the New Notes Collateral shall be granted to the New Notes Collateral Agent, for the benefit of the Holders of the Notes, the Trustee and the other Secured Parties, on the terms and subject to the limitations set forth therein, including provisions related to the release of New Notes Collateral and the exercise of remedies.

Amounts received by the Trustee pursuant to clause (ii) of Section 9 of the New Notes Security Agreement shall be applied by the Trustee pursuant to Section 6.10 of the Indenture.

3.            EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE. This Sixth Supplemental Indenture shall become effective upon execution hereof by the Company, Holdings, Spirit NC and the Trustee.

4.            CONSENT. The Company hereby consents to the granting of the Second Lien Notes Liens on the New Notes Collateral, each for the benefit of the Holders of the Notes and the Trustee to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes on an equal and ratable basis with the New Notes Obligations, as described in Section 3 above and in the New Notes Security Agreement.

5.            RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.             GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Sixth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

8.            COUNTERPARTS. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Sixth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is approved by the Trustee, shall constitute effective execution and delivery of this Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Indenture, the Notes or this Sixth Supplemental Indenture to the contrary notwithstanding, for the purposes of the transactions contemplated by this Sixth Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture, this Sixth Supplemental Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates and Opinions of Counsel and other related documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign) that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

9.            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

[Signature Page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]